UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE l4C
(Rule 14c-101)
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement
GLOWPOINT, INC.
(Name of Registrant As Specified In Its Charter)
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(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOWPOINT, INC.
999 18th Street, Suite 1350S
Denver, Colorado 80202
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
Dear Fellow Stockholders:
This notice and the accompanying Information Statement are being distributed to the holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), and convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), of Glowpoint, Inc., a Delaware corporation (the “Company”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice requirements of the Delaware General Corporation Law (the “DGCL”). The purpose of this notice and the accompanying Information Statement is to notify the Company’s stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting (the “Written Consent”) by the holders of shares of our capital stock representing a majority of the total number of votes of our capital stock as of March 8, 2019 (the “Record Date”).
The Written Consent authorized the Board to amend the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to implement a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10) (the “Reverse Stock Split”) as soon as practicable following the mailing of an Information Statement pursuant to Rule 14c-2 of the Exchange Act.
The Written Consent is the only stockholder approval required to effect the Reverse Stock Split under the DGCL, our Certificate of Incorporation and our Amended and Restated Bylaws (as amended to date, the “Bylaws”). No consent or proxies are being requested from our stockholders, and our Board is not soliciting your consent or proxy in connection with the Reverse Stock Split. The Reverse Stock Split, as approved by the Board and by our stockholders pursuant to the Written Consent, will only become effective if and when the Board determines to effect it, but, in any event, not sooner than 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the stockholders.
The accompanying Information Statement is first being mailed to the stockholders on or about March 19, 2019.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Holst
President & Chief Executive Officer
Denver, Colorado
March 19, 2019

GLOWPOINT, INC.
999 18th Street, Suite 1350S
Denver, Colorado 80202
_______________________________________

INFORMATION STATEMENT
_______________________________________

GENERAL
This Information Statement is being distributed to the holders of record of the common stock, par value $0.0001 per share (the “Common Stock”), and convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), of Glowpoint, Inc., a Delaware corporation (the “Company”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice requirements of the Delaware General Corporation Law (the “DGCL”). The purpose of this notice and the accompanying Information Statement is to notify the Company’s stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting (the “Written Consent”) by the holders of shares of our capital stock representing a majority of the total number of votes of our capital stock as of March 8, 2019 (the “Record Date”).
The Written Consent authorized the Board to amend the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to implement a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10) (the “Reverse Stock Split”) as soon as practicable following the mailing of an Information Statement pursuant to Rule 14c-2 of the Exchange Act.
The Written Consent is the only stockholder approval required to effect the Reverse Stock Split under the DGCL, our Certificate of Incorporation and our Amended and Restated Bylaws (as amended to date, the “Bylaws”). No consent or proxies are being requested from our stockholders, and our Board is not soliciting your consent or proxy in connection with the Reverse Stock Split. The Reverse Stock Split, as approved by the Board and by our stockholders pursuant to the Written Consent, will only become effective if and when the Board determines to effect it, but, in any event, not sooner than 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the stockholders.
The accompanying Information Statement is first being mailed to the stockholders on or about March 19, 2019. The Information Statement is also available to stockholders:

•	in our filings with the Securities and Exchange Commission (the “SEC”), which you can access electronically at the SEC’s website at http://www.sec.gov; and

•	on the Company’s website at www.glowpoint.com/investor-relations.
As of the Record Date, 50,405,832 shares of Common Stock, 32 shares of Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”) (representing 149,295 shares of Common Stock on an as-converted basis), and 475 shares of 0% Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) (representing 1,583,333 shares of Common Stock on an as-converted basis), were issued and outstanding.

•	Each holder of Common Stock is entitled to one vote per share of Common Stock held.

•
Each holder of Series A-2 Preferred Stock is entitled to vote on an as converted basis equal to the Common Stock issuable upon conversion of the Series A-2 Preferred Stock held by such holder based on a conversion price of $2.16 per share.

•
Each holder of Series C Preferred Stock is entitled to vote on an as converted basis equal to the Common Stock issuable upon conversion of the Series C Preferred Stock held by such holder based on a conversion price (for voting purposes) of $0.33 per share.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement contains statements that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and its rules and regulations (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of the Company. All statements other than statements of current or historical fact contained in this Information Statement, including statements regarding the effectiveness or the impact of the Reverse Stock Split, as well as the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These statements are based on the Company’s current plans, and the Company’s actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Any or all of the forward-looking statements in this Information Statement may turn out to be inaccurate. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events occurring after the date hereof. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this Information Statement. Forward-looking statements in this Information Statement include, among other things: the effect of the Reverse Stock Split on the trading price per share of the Company’s Common Stock and its ability to meet the continued listing standards of the NYSE American and expectations and estimates relating to the Company’s future financial position and operating results. For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see "Cautionary Statement Regarding Forward-Looking Statements" and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019.

QUESTIONS & ANSWERS
Q: Why am I receiving these materials?

A:
This Information Statement is being mailed or furnished to holders of record of the outstanding capital stock of the Company in connection with the action by written consent of shareholders taken without a meeting to approve a Reverse Stock Split of the Company’s issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10), which is described further in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of the Reverse Stock Split.

The date of this Information Statement is March 19, 2019 and is first being mailed to our stockholders on or about March 19, 2019. The Company is required under the provisions of the DGCL to provide prompt notice of the Written Consent to the shareholders who have not consented in writing.
The Board is not soliciting your proxy or consent in connection with the Reverse Stock Split.
Q: What action was taken by written consent?

A:
Our Board and the holders of shares of our capital stock representing a majority of the total number of votes of our capital stock as of the Record Date have each approved the amendment of the Company’s Certificate of Incorporation to implement a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10) as soon as practicable following the mailing of an Information Statement pursuant to Rule 14c-2 of the Exchange Act.

Q: What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

A:
In accordance with Section 242 of the DGCL, if the Board adopts a resolution to amend the Certificate of Incorporation, an affirmative vote of a majority of the Company’s voting power is also required. On March 8, 2019, the Board adopted this resolution. On March 8, 2019, stockholder approval was obtained through the Written Consent.

As of the Record Date, 50,405,832 shares of Common Stock, 32 shares of Series A-2 Preferred Stock (representing 149,295 shares of Common Stock on an as-converted basis), and 475 shares of Series C Preferred Stock (representing 1,583,333 shares of Common Stock on an as-converted basis), were issued and outstanding. Because the Written Consent was executed by the holders of 26,245,645 shares of Common Stock, a special meeting of the Company’s stockholders to approve the Reverse Stock Split is unnecessary.
The following stockholders (such stockholders, the “Consenting Stockholders”) consented to the Reverse Stock Split by executing the Written Consent, comprising a total of 50.3% of the voting power of the Company’s issued and outstanding capital stock as of the Record Date. This ownership information was derived from filings made by the Consenting Stockholders with the SEC, where available. The Company also relied upon a Stockholders’ Certificate executed by each Consenting Stockholder in connection with the Written Consent. The Company makes no representation or warranty with respect to the ownership of capital stock by the Consenting Stockholders.

Stockholder	Shares of Common Stock Voted	Affiliation with the Company
Jason Adelman*	3,462,000	5% or greater holder of the Company’s voting securities.
Jason and Cass Adelman JTWROS*	223,000	Affiliate of Jason Adelman, a 5% or greater holder of the Company’s voting securities.
JTA Resources LLC Retirement Plan*	700,000	Affiliate of Jason Adelman, a 5% or greater holder of the Company’s voting securities.
JTA Resources LLC 401K Plan*	53,000	Affiliate of Jason Adelman, a 5% or greater holder of the Company’s voting securities
Cipher 06, LLC*	205,000	Affiliate of Jason Adelman, a 5% or greater holder of the Company’s voting securities.
Sam D. Schwartz and Rita Schwartz Trust**	2,261,285	N/A
GST Trust**	987,200	N/A
DRS/JAG Ttee**	1,050,200	N/A
KMC IRA**	202,800	N/A
Cass Adelman	1,485,000	Affiliate of Jason Adelman, a 5% or greater holder of the Company’s voting securities.
Sierra AF 2013 Trust	2,316,000	N/A
Brian Herman	1,896,233	N/A
Steve Nelson	1,350,000	N/A
Norman Pessin	4,020,034	5% or greater holder of the Company’s voting securities.
Sandra Pessin	3,013,725	5% or greater holder of the Company’s voting securities.
Peter Holst	3,020,168	President & CEO of Glowpoint. Inc. and a 5% of greater holder of the Company's voting securities.
*    These stockholders represent several nominee accounts that are deemed as one “person” for purposes of Exchange Act Rule 14a-2(b)(2).
**    These stockholders represent several nominee accounts that are deemed as one “person” for purposes of Exchange Act Rule 14a-2(b)(2).
Q: When will the Reverse Stock Split become effective?

A:
Once our Board decides to implement the Reverse Stock Split, it would become effective on the date of filing of a Certificate of Amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Effective Date”). However, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

Q: Who is paying the cost of this Information Statement?

A:	The entire cost of furnishing this Information Statement will be paid by the Company.
Q: Does any person have an interest in the adoption of the Reverse Stock Split?

A:
Except in their capacity as stockholders (which interest does not differ from that of the other holders of our capital stock), none of our officers or directors, any person who has been an officer or director at any time since the beginning of the last fiscal year, nor any of their respective affiliates, has any substantial interest, direct or indirect, in the Reverse Stock Split.

Q: What actions, if any, do I need to take with respect to my shares of Company capital stock?

A:
Please read “Reverse Stock Split” below in its entirety for further information regarding the Reverse Stock Split, including its effect on holders of our capital stock. For information regarding any actions you must take with respect to your shares, see specifically “Reverse Stock Split--Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”),”

“Reverse Stock Split--Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)” and “Reverse Stock Split--Effect on Certificated Shares.”
Q: Where can I find more information about the Company?

A:	See “Additional Information” below for a description of where you can find additional information about the Company.

REVERSE STOCK SPLIT
Overview
The Board has approved an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio of one-for-ten (1-for-10), subject to the Board’s discretion to determine, without any further action by stockholders, not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The Consenting Stockholders have approved the Reverse Stock Split by signing the Written Consent. The text of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split Amendment”) is set forth in Appendix A to this Information Statement. The ownership of Company securities by the Consenting Stockholders is set forth under “Questions and Answers--What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?” This ownership information was derived from filings made by the Consenting Stockholders with the SEC, where available. The Company also relied upon a Stockholders’ Certificate executed by each Consenting Stockholder in connection with the Written Consent. The Company makes no representation or warranty with respect to the ownership of capital stock by the Consenting Stockholders.
In accordance with the Written Consent, the Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the Company’s stockholders, to effect the approved Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment.
Principal Effects of the Reverse Stock Split
Upon the Effective Date of the Reverse Stock Split, the issued and outstanding shares of the Company’s Common Stock immediately prior to the split Effective Date will be reclassified into a smaller number of shares at a ratio of one-for-ten (1-for-10). The Reverse Stock Split will be effected simultaneously for all outstanding shares of the Company’s Common Stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share, since any resulting fractional share will be rounded up to the nearest whole share. Shares of the Company’s Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act and is not intended by the Company to be the first step in a going private transaction.
If the Reverse Stock Split is implemented, it will not change the number of authorized shares of our Common Stock or the par value of a share of our Common Stock. As a result, one of the effects of the Reverse Stock Split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This will result in the Company’s management being able to issue more shares without further stockholder approval. For example, as of the Record Date, the Company had approximately 100 million authorized but unissued shares of Common Stock compared to approximately 50 million issued and outstanding shares of Common Stock. Following the effectiveness of the Reverse Stock Split, and assuming no changes to the Company’s issued and outstanding shares of Common Stock since the Record Date, the Company would have approximately 145 million authorized but unissued shares of Common Stock compared to approximately 5 million issued and outstanding shares of Common Stock. The Company currently has no plans to issue shares, other than in connection with the Merger (as defined below) and to satisfy obligations under the SharedLabs warrants and Company employee stock options and restricted stock units from time to time. For more information regarding the proposed Merger with SharedLabs, see “Purpose of the Reverse Stock Split Amendment--Merger Agreement.”
The Board reserves its right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interest of the Company and its stockholders.
Purpose of the Reverse Stock Split Amendment
Generally
The purpose of the Reverse Stock Split is generally to increase the per share trading value of the Common Stock. As previously disclosed, on July 5, 2018, we received a letter (the “Deficiency Letter”) from the NYSE American stating that we were not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”). Specifically, the Deficiency Letter informed us that the NYSE American had determined that shares of our Common Stock had been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, the continued listing of our Common Stock on the NYSE American was predicated on our effecting a reverse stock split of our Common Stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the NYSE American determined to be no later than January 5, 2019. As disclosed in our Current Report on Form 8-K filed with the SEC on January 7, 2019, the NYSE American subsequently granted us an additional time period to the date of our annual meeting in May 2019 to regain compliance with the continued listing standards as set forth in Section 1003(f)(v) of the Company Guide. The Board approved the Reverse Stock Split for the purpose of increasing the per share trading value of the Common Stock in order to regain compliance with the NYSE American’s continued listing standards.
The Board intends to effect the proposed Reverse Stock Split only if it believes that a decrease in the number of shares of Common Stock outstanding is likely to improve the trading price for the Common Stock, and only if the implementation of a Reverse Stock Split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a Reverse Stock Split.
A Reverse Stock Split may allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Common Stock. A Reverse Stock Split could also help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.
Merger Agreement
As previously disclosed, on December 20, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glowpoint Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (the “Merger Sub”), and SharedLabs, Inc. (“SharedLabs”), a privately held global software and technology services company located in Jacksonville, Florida. The Merger Agreement provides that, among other things and subject to the terms and conditions set forth in the Merger Agreement, (i) the Company will effect a reverse stock split of its shares of Common Stock, at a ratio to be approved by the Company’s stockholders and board of directors, and which ratio, as set forth in the Merger Agreement, will not be greater than 1-for-30 without SharedLabs’ approval; (ii) the Merger Sub will merge with and into SharedLabs (the “Merger”), with SharedLabs surviving as a wholly-owned subsidiary of the Company; and (iii) in connection therewith, each share of capital stock of SharedLabs issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive shares of Common Stock (the “Merger Consideration”). The Merger Agreement includes interim covenant provisions applicable prior to the earlier of the (i) closing of the Merger or (ii) termination of the Merger Agreement that, among other things, restrict our ability to take certain actions with respect to the Company’s organizational documents, including but not limited to amending the Certificate of Incorporation. Prior to the date hereof, we have received an executed written consent from SharedLabs consenting to the Reverse Stock Split Amendment and waiving the operation of these interim covenants with respect to the Reverse Stock Split Amendment.
The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including (i) the receipt of all required approvals of the stockholders of the Company and SharedLabs and any required third-party consents and regulatory clearances, including receipt of required approvals from the NYSE American, (ii) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (iii) the effectiveness of a Registration Statement on Form S-4 to be filed by the Company pursuant to which the shares of Common Stock to be issued in connection with the Merger are registered with the SEC, (iv) the shares of Common Stock to be issued in the Merger being approved for listing on the NYSE American stock exchange, (v) the completion of an equity financing by SharedLabs and the execution by SharedLabs of a term sheet with respect to debt financing, in each case on terms set forth in the Merger Agreement, (vi) the satisfaction and termination prior to closing of all contracts or other agreements to which SharedLabs is a party that provide a counterparty with redeemable or contingent common stock or a guaranteed return, (vii) the redemption of each share of issued and outstanding redeemable SharedLabs common stock, (viii) the Company’s redemption, conversion or amendment of the terms of its Series A-2 Preferred Stock and Series C Preferred Stock, and (ix) the receipt by each party of a customary opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. If SharedLabs fails to meet its obligations under either of its debt or equity financing closing conditions, the Company may elect to terminate the Merger Agreement or proceed to close the Merger with a reduction in the shares of its Common Stock to be issued to SharedLabs’ stockholders in the transaction, on terms set forth in the Merger Agreement. Further, the Company and/or SharedLabs could elect to waive certain conditions to the closing of the Merger in order to effect the transaction and, as a result, there can be no assurance that the combined organization will have the benefit of the conditions to closing described above or otherwise set forth in the Merger Agreement.
As of the date of this Information Statement, we believe that SharedLabs is working to prepare its 2018 year-end financial statements, and working with its independent auditors to complete the audit thereof, for inclusion in the Form S-4. When SharedLabs’ 2018 audited financial statements are available, we and SharedLabs will work to prepare the Form S-4 for filing with the SEC. However, there can be no assurances regarding SharedLabs’ ability to prepare such financial statements and finalize an audit. As a result, there can be no assurance that the parties will be able to file the Form S-4, including SharedLabs’ audited financial statements, on a timely basis. In addition, there can be no assurance that the Merger will be completed on the terms set forth in the Merger Agreement or at all. In the event that the Merger is consummated, there can be no assurance that it will ultimately prove to be beneficial to our stockholders. If the Merger transaction is not completed for any reason, our business and operations, as well as the market price of our stock, may be adversely affected. As a result of the uncertainty related to the foregoing, and for the reasons outlined under “--Generally” above, the Board and the Consenting Stockholders have elected to pursue the Reverse Stock Split at this time.
Impact of the Reverse Stock Split Amendment if Implemented
If effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of the Common Stock. The Reverse Stock Split will affect all holders of the Common Stock uniformly and will not affect any stockholder’s percentage ownership interest, or voting power, in the Company (subject to the treatment of fractional shares). As described below, holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up and receive an additional fraction of a share as is necessary to increase the fractional share to a full share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The principal effects of the Reverse Stock Split Amendment will be that:

•	each ten shares of Common Stock owned by a stockholder will be combined into one new share of Common Stock;

•
the number of shares of Common Stock issued and outstanding will be reduced from approximately 50 million to approximately 5 million, while the number of authorized shares of Common Stock and the par value per share of the Common Stock will not be changed;

•
proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options and other convertible or exchangeable securities (including the Series A-2 Preferred Stock and Series C Preferred Stock) entitling the holders thereof to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the Reverse Stock Split; and

•	the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately.
The table below illustrates the effect, as of the Record Date, of a reverse stock split at a ratio of one-for-ten (1-for-10) on (i) the shares of Common Stock outstanding; (ii) the shares of Common Stock reserved for issuance; and (iii) the resulting number of shares of Common Stock available for future issuance:

	Shares Outstanding (1)	Shares Reserved for Issuance	Total Authorized Shares	Shares Authorized and Available (% of total authorized)
Prior to Reverse Stock Split	50,405,832	9,297,168	150,000,000	90,297,000 (60.2%)
After Reverse Stock Split at a 1-for-10 Ratio	5,040,583	929,717	150,000,000	144,029,700 (96.0%)
(1)    Figures in the table above have been rounded to the nearest whole number. As discussed under “--Fractional Shares” below, no fractional shares will be issued in connection with the Reverse Stock Split, and stockholders who otherwise would be entitled to receive fractional shares will be rounded up and will receive such additional fraction of a share as is necessary to increase the fractional share to a full share. As a result of this treatment of fractional shares, the shares outstanding and reserved for issuance following the Reverse Stock Split, and thus the shares authorized and available for issuance following the Reverse Stock Split, may differ slightly from the numbers shown in the table above. We do not expect any such differences to be material.
Certain Risks Associated with the Reverse Stock Split

•
If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. We expect that the market price of the Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the Reverse Stock Split will result in any particular price for the Common Stock. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•
There can be no assurance that the market price per share of the Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of the Common Stock on March 7, 2019 of $0.149 per share, if the Reverse Stock

Split were implemented at a ratio of one-for-ten, there can be no assurance that the post-split market price of the Common Stock would be $1.49 or greater. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of the Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•
Because the number of issued and outstanding shares of Common Stock would decrease as result of the Reverse Stock Split, the number of authorized but unissued shares of Common Stock will increase on a relative basis. If the Company issues additional shares of Common Stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially.

•
There are certain agreements, plans and proposals that may have material anti-takeover consequences. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company.

•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares is likely to improve the trading price of the Common Stock and if the implementation of the Reverse Stock Split is determined by the Board to be in the best interests of the Company and its stockholders.
Effective Time
The proposed Reverse Stock Split would become effective as of 11:59 p.m., Eastern Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of the Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of the Common Stock calculated in accordance with the Reverse Stock Split ratio of one-for-ten (1-for-10).
After the Effective Time, the Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.
After the Effective Time, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on the NYSE American under the symbol “GLOW.” The Reverse Stock Split is not intended by the Company to be the first step in a going private transaction.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by ten (10), will be rounded up and thus entitled, upon surrender to the exchange agent of certificates representing such shares, to be issued such additional fraction of a share as is necessary to increase the fractional share to a full share.
Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)
Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name” have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of the Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reserve stock split.
Effect on Certificated Shares
Stockholders holding shares of Common Stock in certificate form will be sent a letter of transmittal by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the Common Stock (“Old Certificates”), to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (“New Certificates”). No New Certificate will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.
Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock, as applicable, to which these stockholders are entitled.
Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on its back, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Accounting Matters
The Reverse Stock Split will not affect the par value of a share of the Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a general discussion of the U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of shares of Common Stock. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
The following discussion is based upon the International Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this Information Statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is not a complete description of all of the tax consequences of the Reverse Stock Split and, in particular, does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
The following discussion applies only to U.S. holders of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; partnerships, S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, or investors in any of the foregoing; holders whose functional currency is not the U.S. dollar; holders of Company equity awards, including Company restricted stock, options, stock appreciation rights, and other forms of compensation; holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquire shares of Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation; and holders who actually or constructively own more than 5% of the Company’s Common Stock).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds shares of Common Stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the Reverse Stock Split to them under their specific circumstances.
Determining the actual tax consequences of the Reverse Stock Split to you may be complex and will depend on your specific situation and on factors that are not within the parties’ control. You should consult your own independent tax advisor as to the specific tax consequences of the Reverse Stock Split in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
Consequences of the Reverse Stock Split Generally to U.S. Holders of Shares of Common Stock
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, a Company U.S. holder generally should not recognize gain or loss upon the Reverse Stock Split, except possibly to the extent a Company U.S. holder receives a whole share of Company Common Stock in lieu of a fractional share, as discussed below. A Company U.S. holder’s aggregate tax basis in the shares of Company Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Company Common Stock surrendered (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share), and such U.S. holder’s holding period in the shares of Company Common Stock received should include the holding period in the shares of Company Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Company Common Stock surrendered to the shares of Company Common Stock received pursuant to the Reverse Stock Split. Holders of shares of Company Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
The treatment of fractional shares of Company Common Stock being rounded up to the next whole share is uncertain, and a Company U.S. holder that receives a whole share of Company Common Stock in lieu of a fractional share of Company Common Stock may possibly recognize gain, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. Company U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our capital stock as of the Record Date by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our voting securities;

•	each of our directors and executive officers, individually; and

•	all of our directors and executive officers as a group.
The amounts and percentages in the table below are based on shares issued and outstanding as of the Record Date, including 50,405,832 shares of Common Stock, 32 shares of Series A-2 Convertible Preferred Stock (representing 149,295 shares of Common Stock on an as-converted basis), and 475 shares of Series C Convertible Preferred Stock (representing 1,583,333 shares of Common Stock on an as-converted basis). As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security. Shares of Common Stock subject to options, restricted stock units (“RSUs”), warrants or other derivative securities which are currently exercisable or convertible or are exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, RSUs, warrants or other derivative security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Named Executive Officers and Directors:
Peter Holst	4,228,501	(3)	8.1%
David Clark	512,544	(4)	1.0%
Kenneth Archer	357,805	(5)	0.7%
David Giangano	204,660	(6)	0.4%
Patrick J. Lombardi	312,328	(7)	0.6%
James S. Lusk	386,305	(8)	0.7%
All directors and executive officers as a group (6 people)	6,002,144		11.5%

Greater than 5% Owners:
Jason T. Adelman 30 E. 72nd Street, Fifth Floor, New York, NY 10021	4,643,000	(9)	8.9%
Norman H. Pessin 366 Madison Avenue, 14th Floor, New York, NY 10017	4,020,034		7.7%
Sandra F. Pessin 366 Madison Avenue, 14th Floor, New York, NY 10017	3,013,725		5.8%
(1) Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 999 18th Street, Suite 1350S, Denver, CO 80202.
(2) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(3) Includes 3,020,168 shares of Common Stock, 875,000 shares of Common Stock subject to stock options presently exercisable and 333,333 of performance-based RSUs that are expected to vest within 60 days of the Record Date.
(4) Includes 189,211 shares of Common Stock, 100,000 shares of Common Stock subject to stock options presently exercisable and 223,333 of performance-based RSUs that are expected to vest within 60 days of the Record Date.

(5) Includes 12,500 shares of Common Stock, 6,269 shares of unvested restricted Common Stock, 100,000 shares of Common Stock subject to stock options presently exercisable and 239,036 shares of Common Stock issuable from vested RSUs (for which the shares of Common Stock have not yet been delivered in accordance with the terms of these RSUs).
(6) Includes 204,660 shares of Common Stock issuable from vested RSUs (for which the shares of Common Stock have not yet been delivered in accordance with the terms of these RSUs).
(7) Includes 7,444 shares of unvested restricted Common Stock, and 304,884 shares of Common Stock issuable from vested RSUs (for which the shares of Common Stock have not yet been delivered in accordance with the terms of these RSUs).
(8) Includes 38,750 shares of Common Stock, 6,269 shares of unvested restricted Common Stock, 102,250 shares of Common Stock subject to stock options presently exercisable and 239,036 shares of Common Stock issuable from vested RSUs (for which the shares of Common Stock have not yet been delivered in accordance with the terms of these RSUs).
(9) Based on ownership information from an amendment to Schedule 13D filed on February 13, 2019 and provided to the Company. The shares of Common Stock beneficially owned by the Reporting Person includes 4,643,000 shares of the Issuer's Common Stock, of which (i) 3,462,000 shares are held directly by the Reporting Person, (ii) 753,000 shares are held in JTA Resources LLC Retirement Plans, (iii) 223,000 shares are held jointly with the Reporting Person's spouse, and (iv) 205,000 shares are held by Cipher 06, LLC, of which the Reporting Person is a managing member.

ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website located at www.glowpoint.com/investor-relations. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 8, 2019; and

(2)	our Current Report on Form 8-K filed with the SEC on January 7, 2019.
Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such report(s). Any such written request should be directed to the Company’s Secretary at 999 18th Street, Suite 1350S, Denver, Colorado 80202 or (303) 640-3838. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC previously adopted a rule concerning the delivery of disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single copy of this Information Statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card, when applicable.
Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our disclosure documents should follow the instructions described below:

•
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

This Information Statement is provided to the holders of capital stock of the Company only for information purposes in connection with the Written Consent and proposed Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GLOWPOINT, INC.

Glowpoint, Inc. (the “Corporation”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of the Corporation is Glowpoint, Inc.
SECOND: The original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on November 4, 1996. The Certificate of Incorporation was amended by that certain Agreement and Plan of Merger dated as of November 27, 1996 and Certificate of Amendment filed with the Delaware Secretary on May 18, 2000, and subsequently amended and restated in its entirety by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on May 18, 2000 (such certificate, the “A&R Certificate of Incorporation”). The A&R Certificate of Incorporation was subsequently amended by the Certificate of Amendment, filed with the Delaware Secretary on June 22, 2001, Certificate of Amendment, filed with the Delaware Secretary on September 24, 2003, Certificate of Amendment, filed with the Delaware Secretary on August 22, 2007, Certificate of Amendment, filed with the Delaware Secretary on June 2, 2009, and Certificate of Amendment, filed with the Delaware Secretary on January 10, 2011 (the A&R Certificate of Incorporation, as amended to date, the “Amended Certificate”).
THIRD: That at a meeting of the Board of Directors of the Corporation duly called and held on March 8, 2019, resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) of the Amended Certificate of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Amended & Restated Certificate of Incorporation of the Corporation be amended by changing Article IV thereof to insert the following language at the end of such Article:
“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ten (10) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional share of Common Stock to which a stockholder would otherwise be entitled in connection with the Reverse Stock Split (taking into consideration all shares of Common Stock owned by such stockholder), the Corporation will issue that number of shares of Common Stock resulting from the Reverse Stock Split as rounded up to the nearest whole share upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
The par value per share of the Corporation’s capital stock and the total number of shares of all classes of capital stock that the Corporation is authorized to issue pursuant to this Article IV shall, in each case, not be affected by the Reverse Stock Split.

No other change to the Certificate of Incorporation is hereby made, including, without limitation, any other change to Article IV.
FOURTH: That, pursuant to a majority action by the Corporation’s Shareholders in accordance with Section 228 of the DGCL, the holders of the necessary number of shares of the Corporation’s outstanding capital stock as required by statute approved the Amendment.
FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this ____ day of _________, 2019.
_____________________________________
Name: Peter Holst
Title: Authorized Officer